Exhibit 99.1

N e w s     R e l e a s e

For additional information, contact:

Joseph Stegmayer
Chairman and CEO
Phone: 602.256.6263
joes@cavco.com

On the internet:
www.cavco.com

FOR IMMEDIATE RELEASE
CAVCO INDUSTRIES ANNOUNCES MANAGEMENT CHANGES
PHOENIX, AZ — (August 15, 2005) — Cavco Industries, Inc. (NASDAQ:CVCO) today announced that Sean K. Nolen, Vice President, Chief Financial Officer, Treasurer and Secretary of Cavco, has resigned to pursue other opportunities. In addition, Cavco announced that Daniel Urness, Corporate Controller of Cavco, will assume the role of interim Chief Financial Officer until a permanent replacement is named.
     Speaking on behalf of Cavco’s Board of Directors, Joseph Stegmayer, Chairman of the Board, President and Chief Executive Officer, said “We want to thank Sean for his valuable contributions to Cavco’s success. He was instrumental in taking Cavco public and his efforts have helped us maintain strong internal controls and establish sound public reporting practices which have enabled us to fulfill all of the requirements of Sarbanes-Oxley Section 404 on a timely basis. We are pleased that Sean will continue to work with us through the end of the current fiscal year as we make this transition.”
     Mr. Stegmayer continued, “We are beginning our search for a new CFO immediately and, while we expect to move quickly, we will take whatever time is required to select the best person for that position. During this time, Dan Urness, who joined the company in 1999 following six years as a certified public accountant with a big four accounting firm, has the professional experience and knowledge of our business to perform well as interim CFO.”
     Cavco Industries, Inc., headquartered in Phoenix, is the largest producer of manufactured homes in Arizona, based on wholesale shipments. Cavco is also a leading producer of park model homes and vacation cabins in the United States.
     Certain statements contained in this release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. In general, all statements that are not historical in nature are forward-looking. Forward-looking statements are typically included, for example, in discussions regarding the manufactured housing industry; our financial performance and operating results; and the expected effect of certain risks and uncertainties on our business, financial condition and results of operations. All forward-looking statements are subject to risks and uncertainties, many of which are beyond our control. As a result, our actual results or performance may differ materially from anticipated results or performance. Factors that could cause such differences to occur include, but are not limited to, adverse industry conditions, the cyclical nature of our business, limitations on our ability to raise capital, curtailment of available financing in the manufactured housing industry, competition, our ability to maintain relationships with retailers, pricing and availability of raw materials and our lack of recent operating history as an independent public company, together with all of the other risks described in our filings with the Securities and Exchange Commission. Cavco expressly disclaims any obligation to update any forward-looking statements contained in this release whether as a result of new information, future events or otherwise. Investors should not place any reliance on any such forward-looking statements.